EXHIBIT 99.1

[LOGO APPEARS HERE]

Brian Norris	Charlie Guyer
Investor Relations	Public Relations
MatrixOne, Inc.	MatrixOne, Inc.
978-589-4040	978-589-4052
brian.norris@matrixone.com	charlie.guyer@matrixone.com

MatrixOne, Inc. Reports First Quarter Operating Results

Westford, Mass. – October 22, 2003—MatrixOne®, Inc. (NASDAQ: MONE), a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain™, announced today results for its first quarter ended September 27, 2003.

For the first quarter ended September 27, 2003, total revenues were $23.2 million, compared to $31.1 million in the same period last year. For the first quarter, net loss was $6.7 million, or $0.14 per share, compared to a net loss of $6.1 million, or $0.13 per share, in the same period last year. For the first quarter, pro forma net loss1, which excludes stock-based compensation, was $6.3 million, or $0.13 per share, compared to a pro forma net loss of $5.3 million, or $0.11 per share, in the same period last year.

“We do not believe that our performance during the first quarter is indicative of the long-term growth prospects of the PLM market or our ability to capitalize on the strategic opportunity it presents,” said Mark F. O’Connell, President and Chief Executive Officer of MatrixOne, Inc. “I remain confident that the actions we have taken to improve sales execution, reduce our cost structure and expand our strategic alliances will uniquely position us for success as the PLM market expands.”

The following milestones were completed or announced since MatrixOne’s fourth quarter earnings release on July 30, 2003:

•	During the first quarter, MatrixOne recognized revenue from a number of the world’s most innovative companies, including Johnson Controls, a global market leader in automotive systems and facility management and control; Nortel Networks, a leading innovator focused on transforming how the world communicates and exchanges information; PSA Peugeot Citroën, one of the world’s leading automotive manufacturers; Porsche, a leading provider of high performance vehicles; and Possis Medical, Inc., a leading developer and manufacturer of pioneering medical devices for the cardiovascular and vascular treatment markets.

•	MatrixOne and Cadence Design Systems, Inc. entered into an exclusive OEM agreement. Under the agreement, Cadence will embed MatrixOne technology into advanced PLM solutions that will be marketed and supported directly by Cadence. These new offerings will enable engineering teams to collaborate on the development of printed circuit board (PCB) designs and will provide PCB design customers with new capabilities to help shorten design cycles, reduce design spins and lower overall design costs.

•	MatrixOne was recognized in AMR Research’s recent report titled “CAD Versus ERP Versus PDM: How Best to Anchor a PLM Strategy.” In the report, no other vendor scored higher than MatrixOne in the key considerations for selecting a PLM vendor. In particular, the report cited the MatrixOne architecture as being the most advanced among PLM vendors; identified MatrixOne as a domain expert in the Electronics, Automotive and Consumer Goods industries; and recommended MatrixOne as an ideal choice for manufacturers with ambitious goals for product development but little desire for long services projects.

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Company to Host Live Webcast

The Company’s management team will host a live webcast at 5:30 p.m. eastern time today to discuss the Company’s financial results for the first quarter ended September 27, 2003 and management’s forward-looking guidance for fiscal year 2004. The webcast, along with the earnings press release and accompanying financial and operating statistics, will be accessible from the Company’s website at www.matrixone.com/investor.

1The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge. Management does not consider stock-based compensation to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

About MatrixOne

MatrixOne, Inc. (NASDAQ: MONE) is a recognized leader in delivering collaborative Product Lifecycle Management (PLM) solutions. We provide flexible solutions that unleash the creative power of global value chains to inspire innovations and speed them to market. MatrixOne’s customers include global leaders in the aerospace and defense, automotive, consumer products, high technology, life sciences, machinery, and the process industries, including Agilent Technologies, General Electric, Honda, Johnson Controls, Philips, Procter & Gamble, Siemens, and Toshiba. MatrixOne (www.matrixone.com) is headquartered in Westford, Massachusetts with locations throughout North America, Europe, and Asia/Pacific.

MatrixOne and eMatrix are registered trademarks, and “a leading provider of collaborative product lifecycle management (PLM) solutions for the value chain” is a trademark of MatrixOne, Inc. All other trademarks and service marks are the property of their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Such statements may relate, among other things, to the long-term growth prospects of the PLM market, our ability to take advantage of market opportunities and our position in the market, our growth prospects, our plans, objectives, and expected financial and operating results, our ability to respond to economic changes and improve operational efficiency, or the benefits of our products to be realized by our customers. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, or intend. The risks and uncertainties that may affect forward-looking statements include, among others: the effectiveness of our cost reduction programs; our history of losses and our ability to achieve or maintain profitability; the weak worldwide economy; the market may not accept our products; our sales cycle is lengthy and variable; we may be unable to develop new products and services that keep pace with technology; we may be unable to develop and maintain successful relationships with systems integrators and complementary technology vendors; our international operations are subject to additional business risks; future acquisitions may adversely affect our operations and financial results; and increased competition may have an adverse effect on pricing, revenues, gross margins and our customer base. For a more detailed discussion of the risks and uncertainties of our business, please refer to our periodic reports and registration statements filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 28, 2003.

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MATRIXONE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	September 27, 2003	September 28, 2002
	(unaudited)	(unaudited)
Revenues:
Software license	$6,114	$13,735
Service	17,127	17,389

Total revenues	23,241	31,124

Cost of Revenues:
Software license	1,536	1,409
Service	11,034	13,510

Total cost of revenues	12,570	14,919

Gross Profit	10,671	16,205

Operating Expenses:
Selling and marketing	8,929	12,477
Research and development	6,004	6,650
General and administrative	2,309	2,855
Stock-based compensation	379	864

Total operating expenses	17,621	22,846

Loss from Operations	(6,950)	(6,641)
Other Income, Net	315	499

Loss Before Income Taxes	(6,635)	(6,142)
Provision for Income Taxes	(53)	—

Net Loss	$(6,688)	$(6,142)

Basic and Diluted Net Loss Per Share	$(0.14)	$(0.13)

Shares Used in Computing Basic and Diluted Net Loss Per Share	47,953	47,075

Reconciliation of Pro Forma Net Loss[1]:
Net Loss	$(6,688)	$(6,142)
Adjustment:
Stock-based compensation	379	864

Pro Forma Net Loss[1]	$(6,309)	$(5,278)

Pro Forma Basic and Diluted Net Loss Per Share	$(0.13)	$(0.11)

Shares Used in Computing Pro Forma Basic and Diluted Net Loss Per Share	47,953	47,075

1 The Company uses the financial measure “pro forma net loss” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”). The presentation of pro forma net loss is not meant to be a substitute for “net loss” presented in accordance with GAAP but rather should be evaluated in conjunction with net loss. The Company’s management believes that the presentation of pro forma net loss provides useful information to investors because this financial measure excludes stock-based compensation, which is a non-cash charge. Management does not consider stock-based compensation to be part of the Company’s on-going operations or meaningful in evaluating the Company’s past financial performance or future prospects. In addition, pro forma net loss is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Stock-based compensation represents the difference between the stock option exercise price and the deemed fair value of the Company’s common stock on the date of grant and relates only to the grant of certain stock options to employees during fiscal 2000 and 1999, which do not require cash settlement. The Company’s definition of pro forma net loss may differ from similar measures used by other companies.

MATRIXONE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 27, 2003	June 28, 2003
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$121,515	$127,665
Accounts receivable, net	20,037	19,544
Prepaid expenses and other current assets	6,770	7,197

Total current assets	148,322	154,406
Property and Equipment, Net	10,883	11,911
Other Assets	3,670	2,367

	$162,875	$168,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,728	$6,187
Accrued expenses	14,971	15,202
Deferred revenues	18,536	17,910

Total current liabilities	39,235	39,299

Stockholders’ Equity:
Common stock	480	479
Additional paid-in capital	211,196	211,098
Deferred stock-based consideration	(188)	(567)
Accumulated deficit	(89,853)	(83,165)
Accumulated other comprehensive income	2,005	1,540

Total stockholders’ equity	123,640	129,385

	$162,875	$168,684

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